Exhibit 10.2

Execution Version

STOCK OPTION ACKNOWLEDGEMENT AND ROLLOVER AGREEMENT

September 7, 2018

Concrete Pumping Holdings Acquisition Corp.

c/o Industrea Acquisition Corp.

28 W. 44th Street, Suite 501

New York, New York 10036

Attention: Tariq Osman

Email: tosman@argandequity.com

Industrea Alexandria LLC

28 W. 44th Street, Suite 501

New York, New York 10036

Attention: Tariq Osman

Email: tosman@argandequity.com

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger dated as of the date hereof (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Concrete Pumping Holdings Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Industrea (“Newco”), Industrea Acquisition Corp., a Delaware corporation (“Industrea”), Concrete Pumping Intermediate Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Concrete Parent”), Concrete Pumping Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Concrete Parent (“Concrete Merger Sub”), Industrea Acquisition Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Newco (“Industrea Merger Sub”), Concrete Pumping Holdings, Inc., a Delaware corporation (the “Company”) and PGP Investors, LLC, a Delaware limited liability company, in its capacity as the initial Holder Representative thereunder, pursuant to which, among other things, and on the terms and subject to the conditions of the Merger Agreement, Concrete Merger Sub will merge with and into the Company, with the Company surviving the merger and the Company will become an indirect wholly-owned subsidiary of Newco (the “Merger”). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Merger Agreement.

1.	Conversion of Rollover ISOs and Contribution of Rollover Shares.

The closing of the transactions contemplated by this Agreement (the “Rollover Closing”) shall take place on the Closing Date immediately prior to the earlier to occur of the Concrete Effective Time and the Industrea Effective Time.

At the Rollover Closing, the undersigned (the “Rollover Holder”) hereby acknowledges and agrees that, on the terms and subject to the conditions of this Rollover Agreement (this “Agreement”), (x) a number of tax-qualified “incentive stock options” held by the Rollover Holder and outstanding immediately prior to the Rollover Closing covering shares of Company common stock (“Common Stock”) (such options, the “ISOs”) shall convert into options to acquire Newco Common Shares that are intended to constitute tax-qualified “incentive stock options” for U.S. federal tax purposes (each, a “Converted Option”) and (y) to the extent necessary to result in an aggregate conversion and/or contribution equal to the dollar amount set forth opposite such Rollover Holder’s name on Exhibit A (such amount, the “Stock and Option Rollover Amount”) (taking into consideration any election under Section 1(a) below to rollover additional Rollover Shares (as defined below) in lieu of converting ISOs), the Rollover Holder shall contribute to Newco of a number of Preferred Shares held by such Rollover Holder (such Rollover Holder’s “Rollover Shares”), which conversion and/or contributions shall be effected as follows:

(a)       If such Rollover Holder holds any ISOs, by the automatic conversion of ISOs covering a number of shares of Common Stock (not to exceed the total number of ISOs held by such Rollover Holder) equal to (i) the Stock and Option Rollover Amount, divided by (ii) (A) the Cash Per Fully-Diluted Common Share (assuming, for purposes of determining the Cash Per Fully-Diluted Common Share, that the Aggregate Rollover Amount was $0), minus (B) the applicable exercise price per share of such Rollover ISO (such difference, the “Option Spread” and such ISOs, the “Rollover ISOs”) into Converted Options; provided, that to extent that any such Rollover Holder holds any Preferred Shares, such Rollover Holder may, by irrevocable written notice to Newco and the Company (the “Election Notice”) no less than ten (10) Business Days prior to the anticipated Closing Date, elect to satisfy any portion of the Stock and Option Rollover Amount otherwise to be satisfied pursuant to this Section 1(a) by the contribution pursuant to Section 1(c) of a number of Rollover Shares (the “Elected Rollover Shares”) equal to the quotient of (x) the difference obtained by subtracting (I) the Stock and Option Rollover Amount, minus (II) the Aggregate Option Spread in respect of all Rollover ISOs (if any) converted into Converted Options pursuant to this Section 1(a), minus (III) the Rollover Share Amount determined in accordance with Section 1(b) below (if any) (the difference obtained under this clause (x), the “Elected Rollover Share Amount”), divided by (y) the Cash Per Fully-Diluted Preferred Share (assuming, for purposes of determining the Cash Per Fully-Diluted Preferred Share amount, that the Aggregate Rollover Amount was $0). For purposes of this Agreement, the aggregate Option Spread with respect to all Rollover ISOs held by a Rollover Holder and converted into Converted Options pursuant to this Section 1(a) shall be referred to as the “Aggregate Option Spread”.

(b)       If such Rollover Holder’s Aggregate Option Spread (taken together with the Elected Share Rollover Amount) is less than the Stock and Option Rollover Amount then, in addition to the conversion described in Section 1(a), such Rollover Holder shall contribute to Newco, in addition to the Elected Rollover Shares (if any), a number of Rollover Shares held by such Rollover Holder equal to (i) (A) Stock and Option Rollover Amount, minus (B) the Aggregate Option Spread, minus (C) the Elected Share Rollover Amount (the amount obtained under this clause (i), the “Rollover Share Amount”), divided by (ii) the Cash Per Fully-Diluted Preferred Share (assuming, for purposes of determining the Cash Per Fully-Diluted Preferred Share amount, that the Aggregate Rollover Amount was $0).

(c)       Additionally, in the event that such Rollover Holder delivers an Election Notice pursuant to the proviso in Section 1(a) to rollover any Elected Rollover Shares, then in substitution of the conversion described in Section 1(a) with respect to the portion of the Stock and Option Rollover Amount set forth in the Election Notice, such Rollover Holder shall contribute to Newco a number of Elected Rollover Shares equal to (i) the Elected Share Rollover Amount, divided by (ii) the Cash Per Fully-Diluted Preferred Share (assuming, for purposes of determining the Cash Per Fully-Diluted Preferred Share amount, that the Aggregate Rollover Amount was $0).

(d)       In exchange for the contribution of such Rollover Holder’s Rollover Shares (including the Elected Rollover Shares, if applicable) pursuant to this Agreement, Newco shall issue and deliver to such Rollover Holder a number of Newco Common Shares (rounded up to the nearest whole share) equal to (i) the sum of (A) such Rollover Holder’s Stock Rollover Amount plus (B) such Rollover Holder’s Elected Rollover Share Amount (if any) divided by (ii) $10.20 (the “Issued Newco Shares”).

(e)       Notwithstanding anything herein to the contrary, the Rollover Holder may make an election to increase his or her Stock and Option Rollover Amount by delivering an irrevocable written notice to Newco and the Company (the “Additional Rollover Amount Notice”) no less than ten (10) Business Days prior to the anticipated Closing Date. Such Additional Rollover Amount Notice shall (i) certify as to the accuracy of representations and warranties of such Rollover Holder in this Agreement (and with respect to the representation in item (III)(4) on Annex A (the “Ownership Rep”), as to the accuracy of such representation as of the date of the delivery of the Additional Rollover Amount Notice, in addition to as of the date hereof; provided, that in the event of any inaccuracy in the Ownership Rep arising resulting from any event occurring between the date hereof and the delivery of the Additional Rollover Amount Notice, such Rollover Holder shall deliver and updated version Exhibit B hereto reflecting the occurrence of such event together with the Additional Rollover Amount Notice), (ii) state the aggregate Option Spread value of or number of shares subject to (and per-share exercise price of) additional ISOs, if any, the Rollover Holder desires to convert into additional Converted Options pursuant to Section 1(a) above and (iii) state the aggregate value or number of additional Preferred Shares, if any, the Rollover Holder desires to contribute to Newco in exchange for additional Issued Newco Shares pursuant to Section 1(b) above, which, in case of clauses (ii) and (iii), shall be effected in the same manner and in the same order of priority as set forth in Sections 1(a), (b), (c) and (d) above. All such additional ISOs to be converted into Converted Options and all such additional Preferred Shares to be contributed to Newco in exchange for Issued Newco Shares shall be included in the definitions of Rollover ISOs (as defined below) and Rollover Shares, respectively, for all purposes of this Agreement. For purposes of this Agreement, the Rollover Holder’s Aggregate Option Spread shall take into account the aggregate Option Spread of all additional Rollover ISOs the Rollover Holder elects to convert into Converted Options pursuant to this Section 1(e).

For the avoidance of doubt, except as set forth herein, the Rollover Holder shall not be entitled to receive any portion of the Merger Consideration for the Rollover Holder’s Rollover Shares, including the Elected Rollover Shares (if any) or Rollover ISOs.

2.	Converted Options.

Each Converted Option shall: (i) cover a number of Newco Common Shares determined by multiplying the number of shares of Common Stock into which the Rollover ISO is exercisable immediately prior to the Effective Time by the Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole share, (ii) have a per Newco Common Share exercise price equal to the quotient obtained by dividing the applicable per share exercise price of the Rollover ISO by the Exchange Ratio, rounded up to the nearest whole cent, (iii) be fully vested, (iv) have a remaining term equal in length to the remaining term of the corresponding Rollover Option and (v) have the other terms and conditions that applied immediately prior to the Closing to the corresponding Rollover ISO. The parties hereto acknowledge and agree that the adjustments in connection with the conversion of the Rollover ISOs to Converted Options shall comply with and be performed in a manner consistent in all respects with the requirements of Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The Rollover Holder acknowledges and agrees that, following the Rollover Closing, the Rollover Holder shall have no further right, interest, entitlement or claim in or with respect to the Rollover ISOs. For purposes of this Agreement, the conversion described in this paragraph is referred to herein as the “ISO Conversion.”

In addition to the ISO Conversion, each Rollover Holder shall have the right to receive: (A) such Rollover Holder’s Option Pro-Rata Share in respect of its Converted Option of any positive Adjustment Amount payable in cash in accordance with Section 3.4(d) of the Merger Agreement, (B) such Rollover Holder’s Escrow Percentage in respect of its Converted Option of any distributions of Escrow Funds by the Escrow Agent to the Exchange Agent in accordance with the terms of the Escrow Agreement, and (C) such Rollover Holder’s portion in respect of its Converted Option of any Tax Refunds in accordance with Section 8.6(g) of the Merger Agreement.

The ISO Conversion and the Rollover Holder’s receipt of the Converted Options and amounts described above are subject to (i) the receipt by the Company of this Agreement signed by the Rollover Holder, (ii) the representations and warranties of the Rollover Holder set forth in Annex A being true and correct, (iii) the Rollover Holder having not exercised the Rollover Holder’s Rollover ISOs, in whole or in part, prior to the Rollover Closing or the Effective Time of the Merger, and (iv) the Rollover Holder having not breached or violated any of its covenants or agreements set forth herein and the exhibits and annexes hereto.

The conversion of the Rollover ISOs into the Converted ISOs in accordance with the terms of this Agreement shall comply with and be treated as a tax-free conversion of the Rollover ISOs as prescribed by and in a manner consistent in all respects with the requirements of Section 424(a) of the Code. From time to time after the Rollover Closing, without further consideration, if requested by the Rollover Holder in writing, Newco shall promptly provide the Rollover Holder with a duly executed statement pursuant to Treasury Regulation Section 1.897-2(h) informing such Rollover Holder whether or not the Issued Newco Shares issued and delivered to such Rollover Holder constitute “United States real property interests” (and shall comply with the related notice requirements in Treasury Regulation Section 1.897-2(h)(2)).

3.	Issued Newco Shares.

The Issued Newco Common Shares will be delivered by Newco to the Rollover Holder in book entry form, free and clear of any Liens or other restrictions (other than those arising under the Stockholders Agreement or state or federal securities laws), in the name of each such Rollover Holder (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Rollover Holder, as applicable.

In exchange for the contribution of the Rollover Holder’s Rollover Shares to Newco, in addition to the Issued Newco Shares described above, the Rollover Holder shall have the right to receive: (A) such Rollover Holder’s Fully-Diluted Percentage in respect of its Rollover Shares of any positive Adjustment Amount payable in cash in accordance with Section 3.4(d) of the Merger Agreement, (B) such Rollover Holder’s Escrow Percentage in respect of its Rollover Shares of any distributions of Escrow Funds by the Escrow Agent to the Exchange Agent in accordance with the terms of the Escrow Agreement, and (C) such Rollover Holder’s portion in respect of its Rollover Shares of any Tax Refunds in accordance with Section 8.6(g) of the Merger Agreement.

At or prior to the Rollover Closing, the Rollover Holder shall deliver to Newco (x) a duly executed certificate substantially in the form of Annex H to the Merger Agreement, and (y) all of the certificates for the Rollover Shares (if certificated), fully endorsed for transfer in blank.

The contribution of the Rollover Shares by the Rollover Holder to Newco in exchange for the consideration set forth herein (taken together with taken together with the Industrea Merger, the Argand Equity Investment and any other relevant contributions to Newco) in accordance with the terms of this Agreement, and the subsequent contribution of the Rollover Shares by Newco to Concrete Parent, are each intended to be treated as contributions governed by Section 351 of the Code, and each of Newco and the Rollover Holder shall report such transactions consistently with such intent.

4.	Stockholders Agreement

At or prior to the Rollover Closing, each of the Rollover Holder, Industrea, Industrea Alexandria LLC and Newco shall execute and deliver to the other party a Stockholders Agreement in the form attached hereto as Exhibit C (the “Stockholders Agreement”).

The consummation of the transactions described herein is subject to and conditioned upon (i) all conditions to the Mergers set forth in Article IX of the Merger Agreement having been satisfied not later than the time of the Rollover Closing or, to the extent not satisfied, having been waived by the Person or Persons entitled to waive any such condition, (ii) no suspension of the qualification of the Issued Newco Shares issued pursuant hereto for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred, (iii) the concurrent funding of the Debt Financing (in accordance with the terms of the Debt Commitment Letters) and the Equity Financing (in accordance with the terms of the Subscription Agreements). This Agreement and the parties’ rights and obligations hereunder will automatically terminate and become null and void, and no party shall have any rights or obligations hereunder, upon the termination of the Merger Agreement.

The Rollover Holder hereby (i) makes the representations and warranties, set forth in Annex A hereto, and (ii) agrees that it will become a party to, and be bound by, the Stockholders Agreement at the Rollover Closing in accordance with its terms.

Newco hereby (i) makes the representations and warranties set forth in Annex B hereto, and (ii) agrees that it will become a party to, and be bound by, the Stockholders Agreement at the Rollover Closing in accordance with its terms.

The provisions of this Agreement, the Merger Agreement and the Stockholders Agreement contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior written or oral agreements or understandings of the parties hereto with respect to the subject matter hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in the immediately following sentence. Without limiting any other rights of the Company, this Agreement may be enforced by the Company to cause the consummation of the contribution of the Rollover Shares and Rollover ISOs and the issuance and delivery of the Rollover Shares and Rollover ISOS in accordance with the terms hereof and, accordingly, the Company shall be a third party beneficiary hereof and entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the parties hereto.

This Agreement may be executed by facsimile or via email as a portable document format (.pdf) and in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party hereto without the prior written consent of the other parties.

This Agreement, or any term or condition hereof, may be modified or waived only by a separate writing signed by each of the parties hereto. No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company if such amendment, modification or waiver (i) reduces the number of Rollover Shares and/or Rollover ISOs, or (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (y) adversely affect the ability of Newco or Industrea to enforce its rights against under this Agreement or any of the other definitive agreements with respect thereto. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

The Rollover Holder acknowledges that Industrea is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Industrea and one or more businesses or assets. The Rollover Holder further acknowledges that, as described in Industrea’s prospectus relating to its initial public offering dated July 26, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of Industrea’s assets consist of the cash proceeds of Industrea’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Industrea, its public stockholders and the underwriters of Industrea’s initial public offering. The Rollover Holder acknowledges that, prior to the Closing, it does not have any right, title, interest or any claim of any kind he have or may have in the future, in or to any monies held in the Trust Account, including, without limitation, any claim for indemnification and hereby waives any claim for monies in the Trust Account it may have as a result of, or arising out of, this or arising out of, this Agreement and the transactions contemplated hereby or any other transactions contemplated amongst the Rollover Holders, the Company, Newco, Industrea, Concrete Parent, Concrete Merger Sub and Industrea Merger Sub prior to the Closing and, prior to the Closing, will not seek recourse against the Trust Account for any reason whatsoever..

Any party hereto who is domiciled in a state that has adopted the community property system shall also cause his or her spouse, if any, to execute a spousal consent substantially in form attached hereto as Annex D simultaneously with the execution herewith.

The Annexes and Exhibits to this Agreement are incorporated herein and shall be deemed a part of this Agreement in their entirety.

[Signature Page Follows]

Please indicate your agreement with the foregoing by signing in the space provided below.

Sincerely,

ROLLOVER HOLDER:

/s/ Don M. Heinz, Jr.
Don M. Heinz, Jr.

Address:

/s/ William L. Henshaw
William L. Henshaw

Address:

/s/ John G. Hudek
John G. Hudek

Address:

/s/ Iain Humphries
Iain Humphries

Address:

/s/ Robert Keith Joiner
Robert Keith Joiner

Address:

[Signature Page to Rollover Agreement]

/s/ Jeffrey D. LaBounty
Jeffrey D. LaBounty

Address:

/s/ Terry McConnell
Terry McConnell

Address:

/s/ Scott C. Rochel
Scott Rochel

Address:

/s/ Timothy W. Schieck
Timony Schieck

Address:

/s/ Robert Seals
Robert Seals

Address:

/s/ Jeffrey Switzer
Jeffrey Switzer

Address:

/s/ Dave Tinkle
Dave Tinkle

Address:

/s/ Randal A. Waterman
Randal A. Waterman

Address:

/s/ Gregg A. White
Gregg A. White

Address:

/s/ Bruce F. Young
Bruce F. Young

Address:

Accepted and Agreed:

NEWCO:

Concrete Pumping Holdings Acquisition Corp.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: President

INDUSTREA:

Industrea Acquisition Corp.

By:	/s/ Tariq Osman
Name: Tariq Osman
Title: Executive Vice President

Exhibit A

STOCK AND OPTION ROLLOVER AMOUNT

Rollover Holder	Stock and Option Rollover Amount

Exhibit B

OWNERSHIP OF COMPANY STOCK AND OPTIONS

Rollover Holder	Shares of Company Stock
[________] shares of Common Stock
[________] shares of Preferred Stock

Rollover Holder	Number of Options to Acquire Shares of Common Stock	Date of Grant	Exercise Price
		February 6, 2015	$2.48
		March 8, 2017	$17.50

Exhibit C

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (this “Agreement”) is entered into on September 7, 2018, by and among Concrete Pumping Holdings, Inc. (f/k/a Concrete Pumping Holdings Acquisition Corporation, a Delaware corporation (the “Company”) and the undersigned parties listed on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”). Capitalized terms used in this Agreement have the meanings given to them in Section 1.01.

RECITALS

WHEREAS, reference is made to that certain Agreement and Plan of Merger, by and among the Company, Industrea Acquisition Corp. (“Industrea”), Concrete Pumping Intermediate Acquisitions Corp., Concrete Pumping Merger Sub Inc., Industrea Acquisition Merger Sub Inc., and Concrete Pumping Holdings, Inc. (“CPH”), and PGP Investors, LLC solely in its capacity as the initial Holder Representative thereunder, dated September 7, 2018 (the “Merger Agreement”), which provides for the business combination among the Company, Industrea and CPH (the “Business Combination”), pursuant to which each of CPH and Industrea will be acquired by the Company and become wholly owned subsidiaries of the Company;

WHEREAS, pursuant to the terms of those certain Rollover Agreements, each dated September 7, 2018 (the “Rollover Agreements”), by and between the Company and the CPH equity owners parties thereto (collectively with the UK Rollover Investors (as defined below), the “Rollover Investors”), in connection with the consummation of the Business Combination, the Company will issue shares of its common stock, par value $0.0001 per share (“Company Common Stock”) to the Rollover Investors;

WHEREAS, pursuant to the terms of (i) that certain Share Purchase Agreement dated September 7, 2018 (the “UK Share Purchase Agreement”), by and between Lux Concrete Holdings II S.á r.l. (“Lux II”) and the Vendors parties thereto (the “UK Rollover Investors”), and (ii) those certain Put and Call Options (the “UK Put/Call Agreement”) by and among the UK Rollover Investors, Lux II, CPH, the Company and the other Subsidiaries of CPH and the Company named therein, in connection with the consummation of the Business Combination, the Company will issue shares of Company Common Stock to the UK Rollover Investors;

WHEREAS, pursuant to the Merger Agreement the Company will issue shares of Company Common Stock to the holders of Industrea common stock on a one-for-one basis in exchange for their shares of Industrea common stock;

WHEREAS, prior to Industrea’s initial public offering (the “IPO”), Industrea Alexandria LLC (the “Sponsor”) purchased an aggregate of 5,750,000 shares of Class B common stock, par value $0.0001 per share, of Industrea (the “Founder Shares”), and subsequently transferred a total of 28,750 shares of Founder Shares and 277,500 Private Placement Warrants (as define to each of Industrea’s five independent directors (collectively with the Sponsor, the “Initial Investors”);

WHEREAS, the Founder Shares are convertible into shares of Class A common stock, par value $0.0001 per share, of Industrea (“Class A Common Stock”) on the terms provided in Industrea’s second amended and restated certificate of incorporation;

WHEREAS, the Sponsor purchased an aggregate of 11,100,000 warrants exercisable for shares of Class A Common Stock in a private placement that was completed simultaneously with the consummation of the IPO (the “Private Placement Warrants”);

WHEREAS, in connection with the Business Combination, the Company will assume all of the outstanding warrants (including the Private Placement Warrants) and each such warrant will become exercisable for one share of Company Common Stock in accordance with the terms of the Warrant Agreement; and

WHEREAS, pursuant to the terms of that certain Subscription Agreement, dated September 7, 2018 (the “Argand Subscription Agreement”), by and between Industrea and Argand Partners Fund, LP (the “Argand Investor”), in connection with the consummation of the Business Combination, the Argand Investor will purchase shares of Class A Common Stock (“Argand PIPE Shares”) which will be exchanged for shares of Company Common Stock on a one-for-one basis pursuant to the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1
Definitions

1.1         Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)       “Affiliate” of any person or entity, shall mean any other person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person or entity. As used in this definition, the term “control,” including the correlative terms “controlled by” and “under common control with,” means (i) the direct or indirect ownership of more than 50% of the voting rights of a person or entity or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any equity or other ownership interest, by contract or otherwise). For the avoidance of doubt, for purposes of this Agreement (i) the Peninsula Holder shall not be considered an Affiliate of the Company or any of its subsidiaries, and (ii)(a) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Holder or any of its Affiliates, shall be considered an Affiliate of such Holder and (b) with respect to any fund, entity or account managed, advised or sub-advised directly or indirectly, by any Holder or any of its Affiliates, the direct or indirect equity owners thereof, including limited partners of any Holder or any Affiliate thereof, shall be considered an Affiliate of such Holder.

(b)       “Agreement” has the meaning set forth in the Preamble.

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(c)       “Argand Investor” has the meaning set forth in the Recitals.

(d)       “Argand PIPE Shares” has the meaning set forth in the Recitals.

(e)       “Board” shall mean the Company’s Board of Directors.

(f)        “Business Combination” has the meaning set forth in the Recitals.

(g)       “CPH Management Holders” shall mean the Rollover Investors set forth on Exhibit B hereto.

(h)       “Class A Common Stock” has the meaning set forth in the Recitals.

(i)        “Closing” shall mean the closing of the transactions contemplated under the Merger Agreement.

(j)        “Commission” shall mean the United States Securities and Exchange Commission.

(k)       “Company” has the meaning set forth in the Preamble.

(l)        “Company Common Stock” has the meaning set forth in the Recitals.

(m)      “Competitor” means the concrete pumping and concrete waste management services businesses listed on an officer’s certificate delivered by the Company to the Peninsula Holder on the date hereof, which has been mutually agreed to by the Company and the Peninsula Holder prior to the date hereof, which certificate may be updated after the date hereof, from time to time, upon the mutual agreement of the Company and the Peninsula Holder acting reasonably and in good faith.

(n)       “Competitor Director” has the meaning set forth in Section 4.3.

(o)       “Dollars” or “$” shall mean the currency of the United States of America.

(p)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(q)       “FINRA” has the meaning set forth in Section 2.5(q).

(r)       “Founder Shares” has the meaning set forth in the Recitals.

(s)       “Holder” shall mean an Investor who holds Registrable Securities (including their donees, pledgees, assignees, transferees and other successors) and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.11 of this Agreement.

(t)        “IPO” has the meaning set forth in the Recitals.

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(u)       “Indemnified Party” has the meaning set forth in Section 2.7(c).

(v)       “Indemnifying Party” has the meaning set forth in Section 2.7(c).

(w)       “Industrea” has the meaning set forth in the Recitals.

(x)       “Initial Agreement” has the meaning set forth in the Recitals.

(y)       “Initial Investors” shall mean the holders of the Founder Shares and the Private Placement Warrants set forth on Exhibit A hereto.

(z)        “Initiating Holders” shall mean any Holder or group of Holders holding more than $25,000,000 million in Registrable Securities, based on the closing price of the Company’s Common Stock on the day on which any request or notification is made under this Agreement.

(aa)     “Investors” has the meaning set forth in the Preamble.

(bb)     “Majority Holders” has the meaning set forth in Section 2.5.

(cc)     “Merger Agreement” has the meaning set forth in the Recitals.

(dd)     “New Registration Statement” has the meaning set forth in Section 2.1(a)(iii).

(ee)     “Non-Management CPH Holders” means the Rollover Investors set forth on Exhibit C hereto.

(ff)       “One Director Range” means the Peninsula Holder’s beneficial ownership of more than five percent (5%) but not more than fifteen percent (15%) of the issued and outstanding shares of Company Common Stock as of the Closing.

(gg)     “Other Selling Stockholders” shall mean persons or entities other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(hh)     “Other Shares” shall mean securities of the Company, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(ii)       “PDF” has the meaning set forth in Section 5.12.

(jj)       “Peninsula Board Right Period” has the meaning set forth in Section 4.2.

(kk)     “Peninsula Director” means a member of the Board who was appointed or elected to the Board as a Peninsula Nominee.

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(ll)      “Peninsula Director Replacement” has the meaning set forth in Section 4.3.

(mm)  “Peninsula Holder” means BBCP Investors, LLC.

(nn)     “Peninsula Nominee(s)” means an individual(s) designated by the Peninsula Holder for election (or re-election) to the Board.

(oo)     “Peninsula Takedown” has the meaning set forth in Section 2.2(a).

(pp)     “Portfolio Company” means any corporation, limited liability company, trust, joint venture, association, company, partnership, collective investment scheme or other entity in which the Peninsula Holder has invested, directly or indirectly, and which constitutes an Affiliate of the Peninsula Holder as defined above.

(qq)     “Preferred Stock” has the meaning set forth in clause (ss) of this Section 1.1.

(rr)       “Preferred Stock Conversion Shares” means the Company Common Stock issued upon conversion of the Preferred Stock.

(ss)      “Preferred Stock Subscription Agreement” means the subscription agreement, dated September 7, between the Company and the other parties thereto, providing for the issuance and sale by the Company of shares of the Company’s Series A Convertible Perpetual Preferred Stock (the “Preferred Stock”).

(tt)       “Private Placement Warrants” has the meaning set forth in the Recitals.

(uu)     The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(vv)     “Registrable Securities” shall mean (i) Company Common Stock issued in connection with the Closing to (1) the Initial Investors, as set forth on Exhibit A hereto, (2) the CPH Management Holders, including Company Common Stock issuable upon the exercise of stock options issued to such Holders at the Closing, as set forth on Exhibit B hereto, and (3) the Non-Management CPH Holders, as set forth on Exhibit C hereto, (ii) the Private Placement Warrants (including any Company Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (iii) Company Common Stock issued or issuable upon the exercise of any warrants of the Company (other than Private Placement Warrants) that are held by an Initial Investor (or its designee), and (iv) any other equity security of the Company issued or issuable with respect to any such shares of Company Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, capitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (1) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (2) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (3) such securities shall have ceased to be outstanding; (4) such securities have been sold pursuant to Rule 144 promulgated under the Securities Act without volume or manner of sale restrictions contained therein; or (5) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; provided, further, that Registrable Securities shall include any shares of Company Common Stock acquired by a Holder after the date of this Agreement, that, based on the good faith determination of such Holder (after consultation with the Company’s outside counsel), may not be resold publicly pursuant to the exemption from registration under Section 4(a)(1) of the Securities Act.

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(ww)    “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA, and any fees of the securities exchange or automated quotation system on which the Company Common Stock is then listed or quoted), printing expenses, escrow fees, fees and disbursements of counsel for the Company, one (1) counsel for the Holders requesting to include their securities in such registration, to be selected by the Holders of a majority of the Registrable Securities to be included in such registration, blue sky fees and expenses (including reasonable fees and disbursements of counsels for the Holders in connection with blue sky compliance), and any fees and disbursements of accountants retained by the Company incident to or required by any such registration, but shall not include Selling Expenses or fees and disbursements of other counsel(s) for the Holders.

(xx)      “Representatives” means, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other person associated with, or acting on behalf of, such person.

(yy)     “Resale Shelf Registration Statement” has the meaning set forth in Section 2.1(a)(i).

(zz)      “Restricted Securities” shall mean any Registrable Securities that are required to bear a legend restricting transfer.

(aaa)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(bbb)   “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(ccc)    “Securities Act” shall mean the Securities Act of 1933, as amended.

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(ddd)   “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel to the Holders included in Registration Expenses).

(eee)    “Sponsor” has the meaning set forth in the Recitals.

(fff)      “Suspension Notice” has the meaning set forth in Section 2.1(f).

(ggg)    “Three Director Range” means the Peninsula Holder’s beneficial ownership of more than twenty-five percent (25%) of the issued and outstanding shares of Company Common Stock as of the Closing.

(hhh)    “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; provided, that a Transfer shall not be deemed to have been made by the Peninsula Holder solely as a result of direct or indirect transfers of equity interests in the Peninsula Holder so long as PGP Investors, LLC or its Affiliates retain sole voting control over the Peninsula Holder following any such direct or indirect transfer.

(iii)       “Two Director Range” means the Peninsula Holder’s beneficial ownership of more than fifteen percent (15%) but not more than twenty five percent (25%) of the issued and outstanding shares of Company Common Stock as of the Closing.

(jjj)       “Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to an effective registration statement.

(kkk)    “Warrant Agreement” has the meaning set forth in the Recitals.

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SECTION 2
Registration Rights

2.1	Registration

(a)          Registration Requirements. The Company shall, not later than ninety (90) days after the Closing, prepare and file with the Commission a registration statement on Form S-3, or if Form S-3 is not available, Form S-1 or such other registration statement form that is available to the Company, and take all such other actions as are necessary to ensure that there is an effective “shelf” registration statement containing a prospectus that remains current covering (and to qualify under required U.S. state securities laws, if any) the offer and sale of all Registrable Securities by the Holders on a continuous or delayed basis pursuant to Rule 415 of the Securities Act (the registration statement, the “Resale Shelf Registration Statement”). The Company shall use reasonable best efforts to cause the Commission to declare the Resale Shelf Registration Statement effective as soon as possible thereafter but in any event within one hundred fifty (150) days of the Closing, and to remain effective and the prospectus contained therein current until all Holders cease to hold Registrable Securities. The Resale Shelf Registration Statement shall provide for any method or combination of methods of resale of Registrable Securities legally available to, and requested by, the Holders, and shall comply with the relevant provisions of the Securities Act and Exchange Act. At the time the Resale Shelf Registration Statement is declared effective, each Investor shall be named as a selling securityholder in the Resale Shelf Registration Statement and the related prospectus in such a manner as to permit such Investor to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. If the Resale Shelf Registration Statement is on Form S-3 and ceases to be effective, then the Company shall, as soon as practicable but in any event no later than the earlier of (i) if the Company has filed with the Commission all periodic reports required to be filed under the Exchange Act, sixty (60) days after the date on which the Resale Shelf Registration Statement ceased to be effective and (ii) if the Company has not filed with the Commission all periodic reports required to be filed under the Exchange Act, sixty (60) days after the date on which the Company files such reports with the Commission, prepare and file with the Commission a post-effective amendment to the Resale Shelf Registration Statement or new registration statement on an available form covering all the Registrable Securities, and shall use its reasonable best efforts to cause such registration statement to be declared effective by the Commission within seventy-five (75) days after such filing and to maintain the effectiveness of such registration statement until all Holders cease to hold Registrable Securities. Upon effectiveness, such registration statement shall constitute the “Resale Shelf Registration Statement” for all purposes under this Agreement.

(b)          Request for Underwritten Takedowns. The Holders that qualify as Initiating Holders will be entitled to an unlimited number of Underwritten Takedowns with respect to their Registrable Securities. If the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any Underwritten Takedown with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i)       promptly, and in any event, within five (5) days after receiving such request, give written notice of the proposed Underwritten Takedown to all other Holders; and

(ii)      as soon as practicable, use its reasonable best efforts to cause the Commission to declare such Underwritten Takedown effective within sixty (60) days thereafter (including, without limitation, filing post-effective amendments, one or more prospectus supplements, appropriate qualifications under any applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit and facilitate the sale and distribution in an underwritten offering of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within five (5) days after such written notice from the Company is mailed or delivered.

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(c)          Limitations on Underwritten Takedowns. The Company shall not be obligated to effect any Underwritten Takedown pursuant to this Section 2.1:

(i)       If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such Underwritten Takedown, propose to sell Registrable Securities and such other securities (if any), the aggregate proceeds of which are anticipated to be less than $25,000,000; or

(ii)       In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(iii)       Within one hundred twenty (120) days of the closing of any other Underwritten Takedown.

(d)          Other Shares. Any Underwritten Takedown may, subject to the provisions of Section 2.1(f), include Other Shares, and may include securities of the Company being sold for the account of the Company, provided that, any Other Shares or securities of the Company to be included in an Underwritten Takedown must be the subject of an effective shelf registration statement at the time the Company receives the request for an Underwritten Takedown from the Initiating Holders.

(e)          Underwriting; Cutback. If the Company shall request inclusion in any Underwritten Takedown of securities to be sold for its own account, or if other persons shall request inclusion of Other Shares in any Underwritten Takedown, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such other person’s securities of the Company and their acceptance of the applicable provisions of this Section 2. The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders. No Holder (or its permitted transferee or assignee under Section 2.11) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

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Notwithstanding any other provision of this Section 2.1, if the underwriters, in good faith, advise the Initiating Holders in writing that marketing factors require a limitation on the number of Registrable Securities to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among Initiating Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities requested by such Initiating Holders to be included in such Underwritten Takedown (determined based on the aggregate number of Registrable Securities requested to be included in such Underwritten Takedown by each such Initiating Holder); (ii) second, among all other Holders requesting to include Registrable Securities in such Underwritten Takedown based on the pro rata percentage of Registrable Securities requested by such Holders to be included in such Underwritten Takedown (determined based on the aggregate number of Registrable Securities requested to be included in such Underwritten Takedown by each such Holder); (iii) third, to any holder of Preferred Stock Conversion Shares that has requested the inclusion of its Preferred Stock Conversion Shares pursuant to the Preferred Stock Subscription Agreement; (iv) fourth, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other Holders or employees of the Company, and (v) fifth, to any Other Selling Stockholders requesting to include Other Shares in such registration statement.

If a person who has requested inclusion in such Underwritten Takedown as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company, the underwriter or the Initiating Holders, and the securities so excluded shall also be withdrawn from the Underwritten Takedown. If Registrable Securities are so withdrawn from the Underwritten Takedown and if the number of shares to be included in such Underwritten Takedown was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall offer to all Holders who have retained rights to include securities in the Underwritten Takedown the right to include additional Registrable Securities in the offering in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion, as set forth above.

(f)          Deferral; Suspension. Notwithstanding anything in this Agreement to the contrary, if the Company furnishes to the Holders a certificate (the “Suspension Notice”) signed by an executive officer of the Company stating that, in the good faith judgment of the Company, effecting a registration (whether by the filing of a Registration Statement or by taking any other action) or the offering or disposition of Registrable Securities thereunder (including, for the avoidance of doubt, through an Underwritten Takedown) should be postponed or suspended because such registration, offering or disposal would (1) materially impede, delay or interfere with a pending material acquisition, corporate reorganization, or other similar transaction involving the Company; (2) require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential; or (3) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then by delivery of the Suspension Notice to the Holders, the Company may so postpone effecting a registration or require the Holders to refrain from offering or disposing of Registrable Securities for a period of not more than thirty (30) days, and, provided further, that the Company shall not suspend usage of a registration statement in this manner more than twice in any twelve (12) month period or at any time within thirty (30) days of the end of the immediately preceding suspension period. The Company shall give written notice to the Holders as promptly as practicable following the date that such suspension is no longer necessary.

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2.2         Peninsula Holder Underwritten Takedown. If the number of shares issued to the Peninsula Holder pursuant to the terms of the Rollover Agreement to which it is a party exceeds 882,353 shares (the “Peninsula Threshold”), then for a period of two years following the one hundred eighty (180)-day anniversary of the Closing, the Peninsula Holder shall have the right to cause the Company to effect one (1) Underwritten Takedown (a “Peninsula Takedown”) (which, for the avoidance of doubt, will be on whatever registration statement form is then available to the Company to serve as the Resale Shelf Registration Statement, including a registration statement on Form S-1 to the extent that Form S-3 is not then available) in which the Peninsula Holder shall have the right to include the Peninsula Holder’s Registrable Securities in excess of the Peninsula Threshold in such Underwritten Takedown as a matter of priority over all other Holders and the Company. If the Company receives a written request for a Peninsula Takedown, then, subject to Section 2.1(c)(ii) and (iii), the Company shall provide the notices and take the actions required by Section 2.1(b)(i) and (ii) of this Agreement. Without the prior written consent of the Peninsula Holder, no stockholder of the Company (other than the Peninsula Holder) may include securities in an offering pursuant to a Peninsula Takedown. If the underwriters, in good faith, advise the Peninsula Holder in writing that marketing factors require a limitation on the number of Registrable Securities to be underwritten, the number of Registrable Securities that may be so included in the Peninsula Takedown shall be allocated as follows: (i) first, to the Peninsula Holder to include Registrable Securities in such Underwritten Takedown in excess of the Peninsula Threshold; and (ii) second, to the Company, which the Company may allocate, at its discretion, for its own account or, with the prior written consent of the Peninsula Holder, for the account of other Holders who have requested to include their Registrable Securities in such offering; provided, that if (A) on the date on which the Peninsula Holder provides a written request for an initial Peninsula Takedown the Peninsula Holder beneficially owns at least 2,625,2721 shares of Company Common Stock that were issued under its Rollover Agreement and (B) less than fifty percent (50%) of the Registrable Securities of the Peninsula Holder requested to be registered in the Peninsula Takedown are included in such initial Underwritten Takedown effected under this Section 2.2, then such Underwritten Takedown shall not be considered a Peninsula Takedown for purposes of this Agreement; provided further that in no event shall the Company (1) be required to effect a Peninsula Takedown within six (6) months after the closing date of any other Underwritten Takedown effected under this Section 2.2, and (2) be required to effect more than two (2) Underwritten Takedowns under this Section 2.2. In connection with any Peninsula Takedown, Argand Investor and its Affiliates shall, at the Peninsula Holder’s written request, sign a customary lockup agreement whereby Argand Investor and its Affiliates will agree to refrain from effecting any Transfer of Company Common Stock or other securities of the Company until sixty (60) days after the conclusion of the Peninsula Takedown. The Peninsula Holder shall have the right to terminate or withdraw its request for an Underwritten Takedown (and in such case shall not be deemed to have exercised its right to have caused the Company to effect a Peninsula Takedown) at any time prior to the effectiveness of such registration.

1 Reflects Peninsula’s initial rollover amount (at $10.20 per share) plus $16m backstop utilization (at $9.18 per share; $25m total rollover).

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2.3	Company Registration

(a)          Company Registration/Underwritten Offering. If the Company shall determine to (1) register any of its securities either for its own account or the account of a security holder or holders (or a combination of the foregoing) during a period in which a Resale Shelf Registration Statement covering a Holder’s Registrable Securities is not then effective, other than: a registration pursuant to Sections 2.1 or 2.2; a registration relating to the shares of Company Common Stock underlying the Public Warrants; a registration relating solely to employee benefit plans, a registration relating to the offer and sale of non-convertible debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction; or a registration on any registration form that does not permit secondary sales, or (2) effect an underwritten public offering of securities, either for its own account or the account of a security holder or holders (or a combination of the foregoing), the Company will:

(i)        promptly give written notice (in any event not later than twenty (20) days prior to the filing of the registration statement or preliminary prospectus to which such offering relates) of the proposed registration or offering, as applicable, to all Holders; and

(ii)      include in such registration or offering, as applicable, (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after receipt of such written notice from the Company. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b)          Underwriting; Cutback. If the registration or offering of which the Company gives notice is for an underwritten public offering, the Company shall so advise the Holders (and include the names of the proposed underwriters) as a part of the written notice given pursuant to Section 2.2(a)(i). All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Selling Stockholders with registration rights to participate therein) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. No Holder (or its permitted transferee or assignee under Section 2.11) shall be required to make any representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such Holder’s (or such transferee’s or assignee’s) authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

Notwithstanding any other provision of this Section 2.2, if the underwriters in good faith advise the Company and the Holders of Registrable Securities participating in the offering in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities to be included in the registration and underwriting shall be reduced, subject to the limitations set forth below. The Company shall so advise all holders of securities requesting registration, and the number of shares entitled to be included in the registration and underwriting shall be allocated (1) if the underwritten offering is for the Company’s account, (m) first, to the Company; (n) second, to the Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities requested to be included by such Holders; (o) third, to any holder of Preferred Stock Conversion Shares that has requested the inclusion of its Preferred Stock Conversion Shares pursuant to the Preferred Stock Subscription Agreement; and (iv) fourth, to the Other Selling Stockholders, if any, requesting to include Other Shares in such underwritten offering and (2) if the underwritten offering is for the account of Other Selling Stockholders, then (x) first, to the Other Selling Stockholders, (y) second, to the Holders requesting to include Registrable Securities in such offering based on the pro rata percentage of Registrable Securities requested to be included by such Holders; and (z) third, to the Company.

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If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice to the Company and the underwriter. Any Registrable Securities or Other Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding anything to the contrary, the Company shall be responsible for the Registration Expenses prior to any such withdrawal.

(c)          Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.4         Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to this Section 2 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders and the holders of any Other Shares shall be borne by the Holders and any holders of any Other Shares included in such registration pro rata among each other on the basis of the number of Registrable Securities and Other Shares, respectively, registered on their behalf.

2.5         Registration Procedures. In the case of each registration of Registrable Securities effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its sole expense, the Company will:

(a)          Prepare each registration statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing such registration statement, any prospectus or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities copies of all documents prepared to be filed, which documents shall be subject to the review of such Holders and their respective counsel;

(b)          As soon as reasonably practicable file with the Commission, the registration statement relating to the Registrable Securities, including all exhibits and financial statements required by the Commission to be filed therewith, and use its reasonable best efforts to cause such registration statement(s) to become effective under the Securities Act as soon as practicable;

(c)          Prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be requested by the Holders or any underwriter of Registrable Securities or as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

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(d)          Notify the participating Holders of Registrable Securities, and confirm such notice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (a) when the applicable registration statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, (b) of any written comments by the Commission or any request by the Commission or any other federal or state governmental authority for amendments or supplements to such registration statement, prospectus or for additional information (whether before or after the effective date of the registration statement), (c) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or any order by the Commission or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes and (d) of the receipt by the Company of any notification with respect to the suspension of any Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(e)          Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder (or its counsel) from time to time may reasonably request;

(f)           Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to qualify or when it is not then otherwise subject to service of process;

(g)          Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and following such notification promptly prepare and file a post-effective amendment to such registration statement or a supplement to the related prospectus or any document incorporated therein by reference, and file any other required document that would be incorporated by reference into such registration statement and prospectus, so that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in the case of a post-effective amendment to a registration statement, use reasonable best efforts to cause it to be declared effective as promptly as is reasonably practicable, and give to the Holders listed as selling security holders in such prospectus a written notice of such amendment or supplement, and, upon receipt of such notice, each such Holder agrees not to sell any Registrable Securities pursuant to such registration statement until such Holder’s receipt of copies of the supplemented or amended prospectus or until it receives further written notice from the Company that such sales may re-commence;

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(h)          Use its reasonable best efforts to prevent, or obtain the withdrawal of, any order suspending the effectiveness of any registration statement (and promptly notify in writing each Holder covered by such registration statement of the withdrawal of any such order);

(i)           Provide a transfer agent or warrant agent, as applicable, and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j)           if requested, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates or establishment of book entry notations representing Registrable Securities to be sold and not bearing any restrictive legends, including without limitation, procuring and delivering any opinions of counsel, certificates or agreements as may be necessary to cause such Registrable Securities to be so delivered;

(k)          Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(l)           In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 or 2.2, enter into and perform its obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of the Registrable Securities subject to such underwriting, provided, that such underwriting agreement contains reasonable and customary provisions;

(m)         Furnish to each Holder of Registrable Securities included in such registration statement a signed counterpart, addressed to such Holder, of (1) any opinion of counsel to the Company delivered to any underwriter dated the effective date of the registration statement or, in the event of an underwritten offering, the date of the closing under the applicable underwriting agreement, in customary form, scope, and substance, at a minimum to the effect that the registration statement has been declared effective and that no stop order is in effect, which counsel and opinions shall be reasonably satisfactory to the Holders and their respective counsel and (2) any comfort letter from the Company’s independent public accountants delivered to any underwriter in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request. In the event no legal opinion is delivered to any underwriter, the Company shall furnish to each Holder of Registrable Securities included in such registration statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the registration statement containing such prospectus has been declared effective and that no stop order is in effect and any other matters as the Holders or underwriter may reasonably request and as are customarily included;

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(n)          Promptly identify to the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, make available for inspection by the seller Holders all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(o)          Fully cooperate, and cause each of its principal executive officer, principal financial officer, principal accounting officer, and all other officers and members of the management to fully cooperate in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, assisting with the preparation of any registration statement or amendment thereto with respect to such offering and all other offering materials and related documents, and participation in meetings with underwriters, attorneys, accountants and potential stockholders;

(p)          Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first full fiscal quarter after the effective date of such registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(q)          Cooperate with each Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with FINRA in connection with the filing of any registration statement;

(r)           In the event of any underwritten public offering of Registrable Securities, cause senior executive officers of the Company to participate in customary “road show” presentations that may be reasonably requested by the managing underwriter in any such underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(s)          Take all reasonable action to ensure that any “free writing prospectus” (as defined in the Securities Act) utilized in connection with any registration covered by Section 2.1 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

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(t)          Take all such other reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities.

2.6         Price and Underwriting Discounts. In the case of an underwritten offering requested by Holders pursuant to Section 2.1, the managing underwriters (which shall be reasonably acceptable to the Company), size, manner of sale, plan of distribution, size, manner of sale, plan of distribution, price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by either (i) a majority-in-interest of the Holders whose Registrable Securities are being offered in such offering (the “Majority Holders”); or (ii) such other means as is determined by the Majority Holders, in their sole discretion. In the case of a Peninsula Takedown , the managing underwriters (which shall be reasonably acceptable to the Company), size, manner of sale, plan of distribution, price, underwriting discount and other financial terms of the related underwriting agreement shall be determined by the Peninsula Holder. In the case of any Underwritten Offering pursuant to Section 2.3, such price, discount and other terms shall be determined by the Company, subject to the right of the Holders to withdraw their request to participate in the registration pursuant to Section 2.3 after being advised of such price, discount and other terms.

2.7	Indemnification

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of Section 15 of the Securities Act) such Persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, judgments, suits, costs, penalties, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each Holder, and each shareholder, member, limited or general partner thereof, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, shareholders, employees, advisors, and agents and each Person who controls such persons and each of their respective Representatives, and each underwriter, if any, and each person or entity who controls any underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, judgment, suit, penalty, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, judgment, suit, penalty loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s Representatives, any person or entity controlling such Holder, such underwriter or any person or entity who controls any such underwriter, and stated to be specifically for use therein; provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld). This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

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(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, employees, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person or entity who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person or entity controlling each other such Holder, and each of their respective Representatives, against all claims, judgments, penalties losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case made in reliance upon and in conformity with information furnished in writing by or on behalf of such selling Holder expressly for use in connection with such registration, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Holder and relating to action or inaction required of the Holder in connection with any offering covered by such registration, qualification or compliance, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (i) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein and (ii) has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

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(c)          Each party entitled to indemnification under this Section 2.7 (the “Indemnified Party”) shall (i) give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought  (provided, that any delay or failure to so notify the indemnifying party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure), and (ii) permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense unless (w) the Indemnifying Party has agreed in writing to pay such fees or expenses, (x) the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Indemnified Party hereunder and employ counsel reasonably satisfactory to the Indemnified Party, (y) the Indemnified Party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the Indemnifying Party, or (z) in the reasonable judgment of any such person (based upon advice of its counsel) a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)          If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.7(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

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The obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.7 and otherwise shall survive the termination of this Agreement until the expiration of the applicable period of the statute of limitations.

2.8          Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.9         Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(a)          Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act;

(b)          File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, or that it qualifies as registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration. The Company further covenants that it shall take such further action as any Holder may reasonably request to enable such Holder to sell from time to time shares of Company Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions and cooperating with the Holders to cause the transfer agent to remove any restrictive legend on certificates evidencing Registrable Securities). This Section 2.9 shall survive the termination of this Agreement so long as any Holder continues to hold Registrable Securities.

2.10       No Inconsistent Agreements.  The Company has not entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders of Registrable Securities or otherwise conflict with the provisions hereof.

2.11       Transfer or Assignment of Rights. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. The rights granted to a Holder by the Company under this Section 2 may be transferred or assigned (but only with all related obligations) by a Holder only to a transferee of Registrable Securities that is a transferee or assignee of not less than 10,000 Registrable Securities (as presently constituted and subject to subsequent adjustments for share splits, share dividends, reverse share splits and the like); provided, that (x) such transfer or assignment of Registrable Securities is effected in accordance with applicable securities laws, (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement.

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SECTION 3

Lock-up

3.1	Initial Investor Lock-up

(a)          Each Initial Investor agrees not to Transfer a number of shares of Company Common Stock equal to the number of Class A Common Stock issued upon conversion of such Initial Investor’s Founder Shares until the earlier of (A) one year after the Closing or (B) subsequent to the Closing, (x) if the last sale price of the Company Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (y) following the Closing, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property.

(b)          Each Initial Investor agrees that it, he or shall not Transfer any Private Placement Warrants (or shares of Company Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the Closing.

3.2         CPH Management Lock-up. Each CPH Management Holder agrees not to Transfer any shares of Company Common Stock acquired by such CPH Management Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is (a) the first anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Registrable Securities held as of the date of Closing; (b) the second anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Registrable Securities held as of the date of Closing; and (c) the third anniversary of the Closing with respect to one-third (1/3) of such CPH Management Holder’s Registrable Securities held as of the date of Closing. For the avoidance of doubt, the exercise of any stock option by any CPH Management Holder shall in no way modify or extend the dates set forth in clauses (a), (b) and (c) of the previous sentence.

3.3         Non-Management CPH Lock-up. Each Non-Management CPH Holder agrees not to Transfer any shares of Company Common Stock acquired by such Non-Management CPH Holder in connection with the Business Combination for a period commencing on the date of Closing and ending on the date that is one hundred and eighty (180) days after the Closing.

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3.4         Argand Investor Lock-up. The Argand Investor agrees not to Transfer any shares of Company Common Stock acquired by the Argand Investor in exchange for the Argand PIPE Shares pursuant to the Merger Agreement for a period commencing on the date of Closing and ending on (a) if the number of shares issued to the Peninsula Holder pursuant to the terms of the Rollover Agreement to which it is a party does not exceed the Peninsula Threshold, the date that is one hundred and eighty (180) days after the Closing, or (b) if the number of shares issued to the Peninsula Holder pursuant to the terms of the Rollover Agreement to which it is a party exceeds the Peninsula Threshold, the date that is one year after the Closing.

3.5         Permitted Transfers. Notwithstanding the provisions set forth in Sections 3.1, 3.2, 3.3 and 3.4, nothing in this Agreement shall prohibit Transfers with the prior written consent of the Board (with any director who has been designated to serve on the Board by or who is an Affiliate of the requesting party abstaining from such vote) or Transfers (a) to the Company’s officers or directors, any Affiliate or family member of any of the Company’s officers or directors or any Affiliate of the Holder transferring such securities or to any member(s) of such Holder’s family or any of their Affiliates (including any investment fund of which the Holder or its Affiliate serves as the general partner, managing member or discretionary manager or advisor); (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an Affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of the laws of the State of Delaware or the organizational documents of the Holder transferring such securities upon dissolution of such Holder; (f) pursuant to an order of a court, regulatory agency or other governmental authority; (g) solely to tender into a tender or exchange offer for a majority of the Company’s voting securities commenced by a third party; or (h) in the event that the Company consummates a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Company Common Stock for cash, securities or other property; provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

3.6         Removal of Legends. If any shares of Company Common Stock are certificated, upon the request of a holder thereof following the expiration of the restrictions pursuant to Sections 3.1, 3.2, 3.3 or 3.4 (as applicable), the holder thereof shall be entitled to promptly receive from the Company new certificates for a like number of shares of Company Common Stock not bearing any legend with respect to transfer restrictions pursuant to this Agreement.

SECTION 4

Board representation

4.1	Initial Director Designees

(a)          For so long as the Peninsula Holder has the right to nominate members to the Board pursuant to Section 4.2, the Company shall, to the fullest extent permitted by applicable law, cause the Board (whether acting through a nominating committee of the Board or otherwise) to (A) nominate the Peninsula Nominees(s) and include the Peninsula Nominee(s) in any slate of nominees recommended to the Company’s stockholders for election to the Board and include such Peninsula Nominee(s) in the Company’s preliminary and definitive proxy statements filed with the Commission for any applicable annual meeting of stockholders at which stockholders of the Company will vote on the election of directors to the Board (or any consent in lieu of a meeting), (B) recommend that the Company’s stockholders vote in favor of the Peninsula Nominee(s) or Peninsula Director(s), as applicable, in all subsequent stockholder meetings at which such Peninsula Nominee(s) or Peninsula Director(s), as applicable, stand for election or reelection to the Board, and (C) support the Peninsula Nominee(s) or Peninsula Director(s), as applicable, in a manner no less favorably than the manner in which the Company supports its other director nominees. For any meeting (or consent in lieu of meeting) of the Company’s stockholders for the election of members of the Board, the Board (whether acting through a nominating committee of the Board or otherwise) shall not nominate, in the aggregate, a number of nominees greater than the number of members of the Board.

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(b)          For so long as the Peninsula Holder has the right to nominate members of the Board pursuant to Section 4.2 if a vacancy on the Board is created as a result of a Peninsula Director’s death, disability, resignation (other than pursuant to Section 4.5 or removal, then the Peninsula Holder shall have the right to designate by written notice to the Company an individual (a “Peninsula Director Replacement”) to fill such vacancy, which individual shall meet the conditions set forth in Section 4.4. The Company shall take all actions necessary to cause the Peninsula Director Replacement to fill such resulting vacancy and such individual shall be deemed a Peninsula Director and a Peninsula Nominee. In the event that the Peninsula Holder is entitled to appoint at least two (2) Peninsula Directors, the Board shall, at the written request of the Peninsula Holder, appoint one (1) Peninsula Director to serve on any committee or committees of the Board, subject to such Peninsula Director satisfying qualification and independence rules and regulations of the applicable stock exchange on which the Company Common Stock is listed or the Commission as in effect at the time of determination with respect to any such committees. Each Peninsula Director shall be entitled to receive compensation in his or her capacity as a director consistent with the compensation received in such capacity by other non-employee members of the Board, including any fees and equity awards, and reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

4.2         Director Nomination Rights. To the extent permitted by applicable law and the rules of the principal stock exchange or market on which the Company Common Stock is then traded or listed, commencing on the date of the Closing and ending on the date that the Company’s obligations under this Section 4.2 terminate in accordance with this Section 4.2 (the “Peninsula Board Right Period”):

(a)          If the Peninsula Holder’s beneficial ownership of Company Common Stock is within the Three Director Range, then the Company shall cause the Board to nominate for election to the Board and shall recommend and support such nominations, in the manner provided in Section 4.1(a), such number of Peninsula Nominees as is required to maintain the continuous service of three (3) Peninsula Directors on the Board. The Company’s obligations under this Section 4.2(a) shall terminate on the first date on which the Peninsula Holder’s beneficial ownership of issued and outstanding Company Common Stock is no longer within the Three Director Range, following which the Peninsula Holder will cause one (1) Peninsula Director to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company.

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(b)          If the Peninsula Holder’s beneficial ownership of Company Common Stock is within Two Director Range, then the Company shall cause the Board to nominate for election to the Board and shall recommend and support such nominations, in the manner provided in Section 4.1(a), such number of Peninsula Nominees as is required to maintain the continuous service of two (2) Peninsula Directors on the Board. The Company’s obligations under this Section 4.2(b) shall terminate automatically on the first date on which the Peninsula Holder’s beneficial ownership of Company Common Stock is no longer within the Two Director Range, following which the Peninsula Holder will cause one (1) Peninsula Director to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company.

(c)          If the Peninsula Holder’s beneficial ownership of Company Common Stock is within One Director Range, then the Company shall cause the Board to nominate for election to the Board and shall recommend and support such nomination, in the manner provided in Section 4.1(a), such number of Peninsula Nominees as is required to maintain the continuous service of one (1) Peninsula Director on the Board. The Company’s obligations under this Section 4.2(c) shall terminate on the first date on which the Peninsula Holder’s beneficial ownership of Company Common Stock is no longer within the One Director Range, following which the Peninsula Holder will cause one Peninsula Director to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company.

(d)          Any Company Common Stock (or securities convertible, exercisable or exchangeable for shares of Company Common Stock ) acquired by the Peninsula Holder or its Affiliates after the date of this Agreement shall be excluded from the number of shares of Company Common Stock deemed beneficially owned by the Peninsula Holder for purposes of this Section 4.2.

4.3          Exceptions. Notwithstanding anything herein to the contrary, the Peninsula Holder shall not have any rights to nominate an individual for election to the Board pursuant to this Section 4, and shall cause any such individuals previously so nominated by Peninsula Holder to resign as a member of the Board within five (5) Business Days after receiving a written request from the Company if the Peninsula Holder or any of its Affiliates has, at any time after the date of this Agreement, (a) an employee, member or partner (other than any third party limited partner who is an investor in the Peninsula Holder) of the Peninsula Holder (excluding any Portfolio Company) or any of its Affiliates (other than a Portfolio Company) that is a director or executive officer of a Competitor of the Company (each such person, a “Competitor Director”), (b) a Portfolio Company that is a Competitor of the Company or (c) if the Peninsula Board Right Period has ended; provided, that the foregoing restrictions and requirements shall be applied in an equivalent manner to all other non-employee Board members (including any Board member that is an officer, director, employee or manager of the Sponsor or its Affiliate); provided, further, that the Peninsula Holder’s right to nominate individuals to the Board pursuant to this Article 4 shall not be impaired, restricted or rescinded in any manner, if prior to or following the appointment of any Competitor Director, the Peninsula Holder obtains the written consent of the Board (with the Peninsula Directors abstaining) (such consent not to be unreasonably withheld, conditioned or delayed) to such Peninsula Holder employee, member or partner (other than any third party limited partner who is an investor in Peninsula) serving as a Competitor Director.

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4.4         Peninsula Nominee Qualifications. As a condition to any Peninsula Nominee’s appointment or nomination to the Board pursuant to this Agreement, such Peninsula Nominee shall agree to provide to the Company information required to be or customarily disclosed for directors, candidates for directors and their Affiliates and Representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal obligations and such other information as reasonably requested by the Company from time to time with respect to such Peninsula Nominee and consistent with the requirements and requests of the Company with respect to the other non-employee Board members; provided that in no event shall such Peninsula Director’s relationship with the Peninsula Holder or its Affiliates (or any other actual or potential lack of independence resulting therefrom), in and of itself, be considered to disqualify such Peninsula Director from being a member of the Board pursuant to this Article 4. Each Peninsula Nominee shall, prior to being appointed or nominated, submit to the Company a fully completed, true and accurate copy of Company’s standard director questionnaire and other reasonable and customary director onboarding documentation (including an authorization form to conduct a background check) required by the Company in connection with the appointment or nomination of any new Board member. Each Peninsula Nominee shall ensure, that, at all times while serving as a member of the Board, he or she will (i) meet all director independence and other standards of the Company, The Nasdaq Stock Market and the SEC and applicable provisions of the Exchange Act, including Rule 10A-3, and (ii) be qualified to serve as a director under applicable law and comply with requirements applicable to directors thereunder. In addition, while serving as a member of the Board, each Peninsula Nominee shall comply with all policies, procedures, processes, codes, rules, standards and guidelines of the Company that have been adopted by the Board and which are applicable to all non-employee Board members and which have been provided in advance to such Peninsula Nominee, and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company in a manner consistent with the confidentiality requirements applicable to all non-employee Board members; provided that, subject to the Company, such Peninsula Director and the Peninsula Holder entering into a customary and reasonable mutually acceptable confidentiality agreement (to the extent that such an agreement is requested of other non-employee Board members with respect to sharing of such information with their Representatives and Affiliates), such Peninsula Director shall be entitled to discuss Company business and matters discussed at meetings of the Board with other Representatives of the Peninsula Holder and its Affiliates so long as such interaction is covered by such confidentiality agreement and does not, based on the advice of counsel to the Company, jeopardize any attorney-client privilege

4.5         Director Indemnification. The Company shall indemnify the Peninsula Directors on the same basis as all other members of the Board and pursuant to indemnity agreements with terms that are no less favorable to the Peninsula Directors than the indemnity agreements entered into between the Company and other members of the Board.

4.6         Board Size. Prior to the expiration of the Peninsula Board Right Period, (i) the Company shall not increase the size of the Board to more than a total of twelve director seats; provided that the Company may temporarily increase the size of the Board to facilitate the retirement or resignation of any incumbent director and the replacement thereof with a new director and (ii) the Company shall not decrease the size of the Board if such decrease would require the resignation of any Peninsula Director, in each case, without the prior written consent of the Peninsula Holder.

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SECTION 5
Miscellaneous

5.1         Termination of Subsidiary Registration Rights Agreement. Upon the Closing and the effectiveness of this Agreement, the registration rights agreement dated July 26, 2017 among Industrea, the Sponsor and the holders party thereto shall terminate and be of no further force and effect.

5.2         Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, and (ii) the Holders holding a majority of the Registrable Securities provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination. Persons who become assignees or other transferees of Registrable Securities in accordance with this Agreement after the date of this Agreement may become parties hereto, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder. Any amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of such Holder.

5.3         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or otherwise delivered by hand, electronic mail, messenger or courier service at the following addresses:

(a)          if to an Investor, to such Investor’s address, facsimile number or electronic mail address as shown on Exhibits A, B and C hereto, as may be updated in accordance with the provisions hereof.

(b)          if to any Holder other than an Investor, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c)          If to the Company or to Industrea:

Concrete Pumping Holdings, Inc.

6461 Downing Street

Denver, Colorado Attn: [__]

Facsimile: [__]

E-mail: [__]

26

With a copy (which shall not constitute notice) to:

Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attn: Dominick P. DeChiara
Facsimile: (212) 294-4700
Email: DDeChiara@winston.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent via mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, (iii) if sent via facsimile, upon confirmation of facsimile transfer, or (iv) if via email, on the date of transmission.

5.4         Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

5.5         Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.6         Entire Agreement. This Agreement, the Merger Agreement, and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.7         Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

27

5.8         Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

5.9         Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.10       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.11       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.12       Telecopy Execution and Delivery. A facsimile, telecopy, portable document format (“PDF”) or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile, PDF or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.13       Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.14       Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.15       Aggregation of Stock. All securities held or acquired by affiliated entities of or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

28

5.16       Jury Trial Consent to Jurisdiction. Any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this Agreement, each party (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement; and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

5.17       No Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the covenants, agreements or other obligations or liabilities of any one or more of the Company, Industrea or any Investor or Holder under this Agreement (whether for indemnification or otherwise) or of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

[Signature pages follow]

29

IN WITNESS WHEREOF, the parties have duly executed this Stockholders Agreement as of the date first written above.

CONCRETE PUMPING HOLDINGS ACQUISITION CORP.

By:
Name:
Title:

INDUSTREA ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties have duly executed this Stockholders Agreement as of the date first written above.

INVESTORS:

INDUSTREA ALEXANDRIA LLC

By:
Name:
Title:

ARGAND PARTNERS FUND, LP

By: Argand Partners Fund GP-GP, Ltd, it’s General Partner

By:
Name:
Title:

David A.B. Brown

Thomas K. Armstrong, Jr.

David G. Hall

Brian Hodges

Gerard F. Rooney

[OTHER INVESTORS]

[Investor Signature Page to Stockholders Agreement]

EXHIBIT A

INITIAL INVESTORS

Name	Address, Fax Number or Email for Notices	Number of Shares

Industrea Alexandria LLC	28 West 44th Street, Suite 501 New York, New York 10036 Facsimile: [________] E-mail: [________]	[_______]

David A.B. Brown	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

Thomas K. Armstrong, Jr.	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

David G. Hall	[________] [________] Facsimile: [________] Email: [________]	[_______]

Brian Hodges	[________] [________] Facsimile: [________] Email: [________]	[_______]

Gerard F. Rooney	[________] [________] Facsimile: [________] Email: [________]	[_______]

A - 1

EXHIBIT B

CPH MANAGEMENT HOLDERS

Name	Address, Fax Number or Email for Notices	Number of Shares

Bruce Young	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

Iain Humphries	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

[________]	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

[________]	[________] [________] Facsimile: [________] Email: [________]	[_______]

[________]	[________] [________] Facsimile: [________] Email: [________]	[_______]

[________]	[________] [________] Facsimile: [________] Email: [________]	[_______]

B - 1

EXHIBIT C

NON-MANAGEMENT CPH HOLDERS

Name	Address, Fax Number or Email for Notices	Number of Shares

BBCP Investors, LLC	c/o Peninsula Pacific 10250 Constellation Blvd #2230 Los Angeles, CA 90067 Attention: Mary Ellen Kanoff, General Counsel Email: mkanoff@peninsulapacific.com	[_______]

John Hudek	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

Robert Bruce Woods	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

William K. Wood	[________] [________] Facsimile: [________] E-mail: [________]	[_______]

Joel Silkett	[________] [________] Facsimile: [________] Email: [________]	[_______]

Richard Hansen	[________] [________] Facsimile: [________] Email: [________]	[_______]

Dale C. Bone	[________] [________] Facsimile: [________] Email: [________]	[_______]

C - 1

Annex A

ROLLOVER HOLDER REPRESENTATIONS

This Annex A is incorporated into that certain Rollover Agreement (the “Rollover Agreement”) to which this Annex A is attached. Capitalized terms used herein but not defined herein have the respective meanings given them in the Rollover Agreement. The Newco Common Shares to be acquired by the Rollover Holder pursuant to the Rollover Agreement in respect of Rollover Shares and Rollover ISOs are referred to in this Annex A as the “Investment.”

I.	Rollover Holder Awareness

The Rollover Holder has been furnished with and has read the Rollover Agreement, the Merger Agreement and the Stockholders Agreement. The Rollover Holder is aware and acknowledges that:

(1)          Newco has only recently been formed and has no financial or operating history.

(2)          There are substantial risks incident to the Investment.

(3)          No federal or state agency has made any finding or determination as to the fairness of the Investment.

(4)          The Rollover Holder has had an opportunity to consult with his own tax advisor regarding all United States federal, state, local and foreign tax considerations applicable to the Investment. None of Newco or any of its Affiliates, employees, agents, members, equity holders, directors, officers, representatives or consultants, assume any responsibility for the tax consequences to the Rollover Holder of the acquisition or ownership of the Investment; provided, that Newco, Industrea and Concrete Parent shall comply with their obligations under the Merger Agreement and under the Rollover Agreement.

(5)          The Rollover Holder may be required to bear the economic risk of the Investment for an indefinite period of time because the Investment has not been registered for sale under the United States Securities Act of 1933, as amended (the “Securities Act”), and therefore cannot be sold or otherwise transferred unless either the Investment is subsequently registered under the Securities Act, or an exemption from such registration is available, and the Investment cannot be sold or otherwise transferred unless it is registered under applicable state securities or an exemption from such registration is available.

(6)          The Rollover Holder’s right to transfer the Investment will be restricted by the terms of the Stockholders Agreement.

II.	Acknowledgment, Release and Waiver of Claims

(1)          As a material inducement to the parties to consummate the Merger and as a condition to the ISO Conversion and the Investment, the Rollover Holder hereby:

A.       acknowledges and agrees that the treatment of the Rollover Holder’s Rollover ISOs in connection with the Merger has been conducted in all respects in accordance with the terms and conditions of the applicable award agreement(s) and the Company’s 2015 Equity Incentive Plan, as amended (including, without limitation, any notice provisions thereof) and that, to the extent that such treatment constitutes a variation or modification of any such terms and conditions (if any), so long as such variation or modification does not result in a materially adverse consequence to the Rollover Holder, the Rollover Holder hereby consents and agrees to any such variations or modifications:

B.        acknowledges and agrees that the ISO Conversion and the Rollover Holder’s receipt of the Converted Options and amounts described in the Rollover Agreement are in full satisfaction of the Company’s obligations with respect to the Rollover ISOs; and

C.        irrevocably waives, releases and discharges Newco, Industrea, the Company and each of their respective affiliates and successors (together with the current and former directors, officers, employees, consultants, contractors, agents, stockholders and representatives of such entities, the “Released Parties”) from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, taxes, penalties, interest, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, both at law and in equity, which the Rollover Holder can, shall or may have against the Released Parties, in each case, related to or arising under or in connection with the Rollover Shares, the Rollover ISOs or any other equity or equity-linked award denominated in Common Shares, the treatment of the Rollover ISOs in the Merger, any rights, interests or entitlements under or in connection with the 2015 Equity Incentive Plan or any award thereunder and any award agreements thereunder or ancillary documents thereto (or any amendment or modification to any of the foregoing), in any case, that now exists or may hereafter accrue based on the foregoing matters, whether now known or unknown (collectively, the “Released Claims”). Notwithstanding the foregoing, this release shall not extend to the ISO Conversion and the Rollover Holder’s right to receive the Converted Options and amounts described in the Rollover Agreement.

(2)          The Rollover Holder acknowledges that the Rollover Holder has been advised to consult with legal counsel and, if a California resident, is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Rollover Holder, if a California resident, being aware of said code section and any similar, applicable state law, agrees to expressly waive any rights that the Rollover Holder may have thereunder, as well as under any other statute or common law principles of similar effect with respect to the Released Claims. The Rollover Holder acknowledges and agrees that the Rollover Holder may discover new or additional facts or information subsequent to the execution of the Rollover Agreement and that any such new or additional facts and information shall not affect the validity or enforceability of this release and waiver. The Rollover Holder agrees to take any and all actions and to execute and deliver any and all documents that may reasonably be requested in order to accomplish the intent of this release and waiver of claims.

III.	Additional Representations and Warranties of the Rollover Holder

(1)         The Rollover Holder is empowered, authorized and qualified to comply with its obligations contained in the Rollover Agreement and the Stockholders Agreement. Each of the Rollover Agreement and the Stockholders Agreement has been, or as of the Rollover Closing will be, duly executed and delivered on behalf of the Rollover Holder and each constitutes, or as of the Rollover Closing will constitute, the valid and binding agreement of the Rollover Holder, enforceable against the Rollover Holder in accordance with its terms.

(2)         The execution, delivery and performance of each of the Rollover Agreement and the Stockholders Agreement by the Rollover Holder does not and will not result in a breach of any of the terms of, or constitute a default under, any agreement to which the Rollover Holder is a party or by which the Rollover Holder is bound, or require any authorization or approval under or pursuant to the foregoing, or violate any law, order or decree to which the Rollover Holder is subject, which default or violation would impair the Rollover Holder’s ability to carry out its obligations under any of the Rollover Agreement and the Stockholders Agreement.

(3)         The Rollover Holder is the legal and beneficial owner of the Rollover Shares and Rollover ISOs, and owns the Rollover Shares and Rollover ISOs free and clear of all encumbrances. The Rollover Holder has full right, power and authority to transfer and deliver valid title to the Rollover Shares and Rollover ISOs. The Rollover Holder has not assigned, conveyed, or transferred, or attempted or purported to assign, convey, or transfer, in any manner or degree whatsoever, to any Person any right, title or interest in or to the Rollover Shares or Rollover ISOs.

(4)         Exhibit B sets forth the number and class of shares of Company Stock and the number of shares of Common Stock subject to options (including the grant date and exercise price with respect thereto) held by the Rollover Holder as of the date hereof.

(5)         The Rollover Holder has not exercised the Rollover ISOs, in whole or in part, prior to the Closing.

(6)         There is no claim, action, suit, legal proceeding or investigation, pending or threatened against the Rollover Holder which questions or challenges the Rollover Holder’s ownership of the Rollover Shares or Rollover ISOs or validity of the Rollover Agreement or any action taken by the Rollover Holder or to be taken pursuant to the Rollover Agreement.

(7)         The Rollover Holder is not acquiring the Investment as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Rollover Holder in connection with investments in securities generally.

(8)         The Rollover Holder is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended).

(9)         The Rollover Holder has been furnished all materials relating to Newco and the Investment that the Rollover Holder has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information regarding the Investment which Newco possesses or can acquire without unreasonable effort or expense.

(10)       Representatives of Newco have answered all inquiries that the Rollover Holder has made of them concerning Newco and their Affiliates, or any other matters relating to the formation and proposed operation of Newco and the offering and sale of the Investment. The Rollover Holder acknowledges that none of Newco or any Affiliate thereof has rendered or will render any investment advice or securities valuation advice to the Rollover Holder, and that the Rollover Holder is neither subscribing for nor acquiring the Investment in reliance upon, or with the expectation of, any such advice.

(11)       The Rollover Holder has not been furnished any offering literature with respect to the Investment or Newco. In addition, no representations or warranties have been made to the Rollover Holder with respect to the Investment or Newco, and the Rollover Holder has not relied upon any such representation or warranty in making this subscription.

(12)       The Rollover Holder has such knowledge and experience in financial and business matters that the Rollover Holder is capable of evaluating the merits and risks of the Investment and of making an informed investment decision with respect thereto.

(13)       The Rollover Holder is relying on its own investigation and analysis in making the Investment, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof.

(14)       The Rollover Holder is not relying on any due diligence investigation that Industrea Acquisition Corp. and/or its Affiliates and advisors may have conducted with respect to the Company or any of its Affiliates. Except to the extent set forth in Annex B of the Rollover Agreement, none of Newco, Industrea Acquisition Corp. and/or its Affiliates, nor any of their respective current or former equity holders, members, managers, partners, officers, directors, employees, affiliates or advisors (i) makes any representation or warranty as to the Information nor represents or warrants the Information as being all-inclusive or to contain all information that may be desirable or required in order to properly evaluate the Investment or (ii) will have any liability with respect to any use or reliance upon any of the Information.

(15)       The Rollover Holder is able to bear the economic risks of the Investment and consequently, without limiting the generality of the foregoing, is able to hold the Investment for an indefinite period of time and has sufficient net worth to sustain a loss of the entire Investment in the event such loss should occur.

(16)       The Rollover Holder is acquiring the Investment for the Rollover Holder’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.

(17)       The Rollover Holder acknowledges and agrees that except as required to comply with applicable Law, at all times on and after the date hereof, the Rollover Holder shall not (and shall cause the Rollover Holder’s respective controlled Affiliates not to and shall direct the Rollover Holder’s Representatives not to) make any statements to any third party with respect to (a) the Merger Agreement, the existence of the Merger Agreement, the Concrete Merger and Transactions or the existence of the Transaction Documents (including this Letter of Transmittal) or (b) any trade secret and other material confidential information concerning the businesses, affairs and assets of the Industrea Parties, the Company or any of their respective Affiliates, including methods or systems of its operation or management, or information regarding its financial matters (collectively, “Confidential Information”); provided, that “Confidential Information” shall not include information which is or becomes generally available to the public other than as a result of an unpermitted disclosure by the Rollover Holder or its Affiliate or Representative or is independently developed by the Rollover Holder or its Affiliate or Representative without the use of Confidential Information, and this provision shall not prohibit (x) disclosures by the Rollover Holder, its Affiliates or Representatives to the Rollover Holder’s Affiliates and the Rollover Holder’s and the Rollover Holder’s Affiliates’ Representatives or (y) if the Rollover Holder or its Affiliates have direct or indirect third-party investors (whether actual or prospective), disclosures to such actual or prospective investors of information regarding the Transactions reasonably necessary in connection with the Rollover Holder’s or its Affiliates’ fundraising activities or to satisfy the Rollover Holder’s customary reporting requirements; provided, further, that in all cases the same are obligated to maintain the confidentiality of the information provided. Notwithstanding the foregoing, in the event that the Rollover Holder is requested or required to disclose any Confidential Information (by oral request or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or other similar legal or regulatory process), the Rollover Holder shall (i) to the extent permitted, as promptly as practicable notify the Industrea Parties and/or the Company of the request or requirement so that the Industrea Parties and/or the Company may seek (at their sole cost and expense) a protective order and (ii) reasonably cooperate (at the sole cost and expense of the Industrea Parties) with the affected Industrea Party and its Affiliates in connection therewith; provided, that none of the Rollover Holder or its Affiliates shall be required to provide such notice to the Industrea Parties or the Company in connection with a routine audit or investigation conducted by a governmental, regulatory or self-regulatory authority that does not primarily relate to the Company, the Industrea Parties or Confidential Information.

(18)       The Rollover Holder recognizes that Newco’s issuance and sale of the Investment to the Rollover Holder will be based upon the Rollover Holder’s representations, warranties and covenants set forth above. All representations, warranties and covenants contained in the Rollover Agreement (including this Annex A) shall survive the consummation of the transactions set forth therein.

IV.	Certain Restrictions on Transferability

The Rollover Holder acknowledges and agrees that the following restrictions and limitations are applicable to any resale or other transfer of the Investment:

(1)         The Investment shall not be sold or otherwise transferred to the extent such sale or transfer is restricted by the Stockholders Agreement and, if so restricted, may only be sold or transferred if the applicable provisions set forth in the Stockholders Agreement are satisfied.

(2)         The Investment shall not be sold or otherwise transferred unless in compliance with all applicable securities laws.

Annex D

NEWCO REPRESENTATIONS

This Annex B is incorporated into that certain Rollover Agreement (the “Rollover Agreement”) to which this Annex B is attached. Capitalized terms used herein but not defined herein have the respective meanings given them in the Rollover Agreement.

(1)       Newco is empowered, authorized and qualified to comply with its obligations contained in the Rollover Agreement and the Stockholders Agreement. Each of the Rollover Agreement and the Stockholders Agreement has been, or as of the Rollover Closing will be, duly executed and delivered on behalf of Newco and each constitutes, or as of the Rollover Closing will constitute, the valid and binding agreement of Newco, enforceable against Newco in accordance with its terms.

(2)       The execution, delivery and performance of each of the Rollover Agreement and the Stockholders Agreement by Newco does not and will not (i) result in a breach of any of the terms of, or constitute a default under, any agreement to which Newco is a party or by which any of its properties or assets are bound, or require any authorization or approval under or pursuant to the foregoing, or violate any law, order or decree to which Newco is subject, which default or violation would impair Newco’s ability to carry out its obligations under any of the Rollover Agreement and the Stockholders Agreement or (ii) require Newco to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)), other than (x)  the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D of the Securities Act and those required by Nasdaq.

(3)       Upon consummation of the Rollover Closing, the Issued Newco Shares, when issued and delivered pursuant to the terms of the Rollover Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under Newco’s certificate of incorporation or the Delaware General Corporation Law. Upon consummation of the Rollover Closing, the Newco Common Shares will be approved for listing, subject only to official notice of the issuance, on Nasdaq under the symbol “BBCP.”.

(4)       As of the date hereof, the authorized share capital of Industrea consists of 200,000,000 shares of Class A Common Stock, 20,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, “Common Stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of the date hereof: (i) 23,000,000 shares of Class A Common Stock, 5,750,000 shares of Class B Common Stock and no shares of Preferred Stock are issued and outstanding; (ii) 34,100,000 warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share (“Warrants”), are issued and outstanding, including 11,100,000 private placement warrants; and (iii) no shares of Common Stock are subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. As of the date hereof Industrea Alexandria LLC is, and as of immediately prior to the Rollover Closing Industrea Alexandria LLC will be, the record and beneficial owner of no less than 5,750,000 shares of Class B Common Stock. All (i) issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Subscription Agreements (as defined in the Merger Agreement), the other Rollover Agreements (as defined in the Merger Agreement), the UK Put/Call Agreement and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Industrea or Newco any shares of Common Stock or other equity interests in Industrea or Newco (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, other than with respect to Newco, Concrete Parent, Concrete Merger Sub, and Industrea Merger Sub, Industrea has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Industrea or Newco is a party or by which either is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by Industrea in connection with Industrea’s initial public offering on August 1, 2017 pursuant to which Industrea Alexandria LLC and Industrea’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Merger Agreement.

(5)       Except for such matters as have not had and would not be reasonably likely to have a material adverse effect on Industrea’s or Newco’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of Industrea or Newco, threatened against Industrea or Newco or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Industrea or Newco.

(6)       Assuming the accuracy of the Rollover Holders’ representations and warranties set forth in Annex A, no registration under the Securities Act is required for the offer and issuance of the Issued Newco Shares and/or Converted ISOs by Newco to the Rollover Holders.

(7)       Neither Newco nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Issued Newco Shares or Converted ISOs.

(8)       Newco is not acquiring the Rollover Shares and/or Rollover ISOs as a result of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, any seminar or meeting, or any solicitation of a subscription by a person not previously known to Newco in connection with investments in securities generally.

(5)       Newco is an “Accredited Investor” (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended).

(6)       Newco is able to bear the economic risks of an investment in the Rollover Shares and Rollover ISOs and consequently, without limiting the generality of the foregoing, is able to hold the Rollover Shares and Rollover ISOs for an indefinite period of time and has sufficient net worth to sustain a loss of the entire investment in the Rollover Shares and/or Rollover ISOs in the event such loss should occur.

(7)       Newco is acquiring the Rollover Shares and Rollover ISOs for Newco’s own account as principal for investment purposes and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.

(8)       All representations, warranties and covenants contained in the Rollover Agreement (including this Annex B) shall survive the consummation of the transactions set forth therein.

SPOUSAL CONSENT

I am the spouse of ______________, an individual party to the Rollover Agreement, dated [________], 2018 (the “Agreement”), by and between Newco and the Rollover Holder (as defined in the Agreement). I acknowledge that I have read the Agreement, and I understand its provisions. I hereby consent to those provisions insofar as I have or may have had any interest in any Rollover Shares (as defined in the Agreement) owned by my spouse and/or me.

I further agree that I will not take, or attempt to take any action (by will, trust or otherwise) which will in any manner defeat or impair the intent and purposes of the Agreement and that any representation, acknowledgement or waiver made by my spouse therein shall be deemed for all purposes my representation, acknowledgement or waiver as well.

I agree that I will bequeath my interest in the Rollover Shares and/or Rollover ISOs, or any part thereof, to my spouse, if I predecease my spouse. I direct that the residuary clause in my will shall not be deemed to apply to my community interest in the Rollover Shares and Rollover ISOs.

Dated: ___________, 2018

Printed Name: